					EXHIBIT 12.8
					Page 1
PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2003	2004	2005	2006	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$20,237	$36,030	$27,553	$84,182	$92,938
Interest and other charges, before reduction for amounts capitalized
and deferred	37,660	40,022	39,900	45,278	54,840
Provision for income taxes	24,836	30,001	16,613	56,539	64,015
Interest element of rentals charged to income (a)	3,076	3,016	3,225	3,247	3,214

Earnings as defined	$85,809	$109,069	$87,291	$189,246	$215,007

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$33,883	$40,022	$39,900	$45,278	$54,840
Subsidiary's preferred stock dividend requirements	3,777	-	-	-	-
Interest element of rentals charged to income (a)	3,076	3,016	3,225	3,247	3,214

Fixed charges as defined	$40,736	$43,038	$43,125	$48,525	$58,054

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.11	2.53	2.02	3.90	3.70

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.8

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Year Ended December 31,
	2003	2004	2005	2006	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$20,237	$36,030	$27,553	$84,182	$92,938
Interest and other charges, before reduction for amounts capitalized
and deferred	37,660	40,022	39,900	45,278	54,840
Provision for income taxes	24,836	30,001	16,613	56,539	64,015
Interest element of rentals charged to income (a)	3,076	3,016	3,225	3,247	3,214

Earnings as defined	$85,809	$109,069	$87,291	$189,246	$215,007

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest before reduction for amounts capitalized and deferred	$33,883	$40,022	$39,900	$45,278	$54,840
Preferred stock dividend requirements	3,777	-	-	-	-
Adjustments to preferred stock dividends
to state on a pre-income tax basis	-	-	-	-	-
Interest element of rentals charged to income (a)	3,076	3,016	3,225	3,247	3,214

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$40,736	$43,038	$43,125	$48,525	$58,054

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	2.11	2.53	2.02	3.90	3.70

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.